Exhibit 10.3.3

NON-COMPETITION AGREEMENT

THIS AGREEMENT dated as of December 9, 2011 is made

B E T W E E N:

SPAN MEDICAL PRODUCTS CANADA INC. (the “Purchaser”)

- and -

RALPH THOMPSON (the “Covenanting Seller”)

RECITALS

A.                    Purchaser, its sole shareholder Span-America Medical Systems, Inc., M.C. Healthcare Products Inc. (the “Vendor”), Thompson Contract Supply Company Limited and Ralph Thompson have entered into an asset purchase agreement dated December 9, 2011 (the “Asset Purchase Agreement”) pursuant to which Purchaser has agreed to purchase from Vendor substantially all of the properties, assets, interests and rights of Vendor used in carrying on the Business (as defined below) upon the terms and conditions contained in the Asset Purchase Agreement; and

B.                     The execution and delivery of this Agreement is a condition precedent to the obligation of Purchaser to complete the transactions contemplated in the Asset Purchase Agreement, and Purchaser would not enter into the transactions contemplated in the Asset Purchase Agreement without Covenanting Seller’s execution and delivery of this Agreement;

                         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1           Definitions.  In this Agreement:

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” shall have a similar meaning.

“Agreement” means this non-competition agreement, including the Schedules attached hereto.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto, Ontario and the City of Greenville, South Carolina.

“Business” means the business of developing, manufacturing, and selling bed frames and other furniture and related products for use or placement in medical care facilities.

 “Governmental Authority” means:

(a)	any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(b)
any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;

(c)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and

(d)	any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“Party” means a party to this Agreement and any reference to a party includes its successors and permitted assigns and “Parties” means every Party.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, a Governmental Authority and the executors, administrators or other legal representatives of an individual in such capacity.

“Restricted Period” means the period beginning on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement.

“Territory” means Canada and the United States of America.

1.2           Additional Rules of Interpretation.

(1)       Gender and Number.  In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

(2)       Headings and Table of Contents.  The inclusion in this Agreement of headings of Articles and Sections are for convenience of reference only and are not intended to be full or precise descriptions of the text to which they refer.

(3)       Section References.  Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.

(4)       Words of Inclusion.   Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

(5)       References to this Agreement.  The words “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular section or portion of it.

(6)       Document References.  All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto.

ARTICLE 2
NON-COMPETITION

2.1           Non-Competition.  Covenanting Seller agrees that during the Restricted Period, he will not, and will ensure that his Affiliates do not, directly or indirectly (on behalf of himself or as principal, agent, joint venture partner, employee, consultant, director, or officer of any Person), engage in a business that competes with the Business in the Territory or own any stock or equity or other securities of any Person that engages in a business that competes with the Business in the Territory.

2.2           Non-Solicitation of Customers and Suppliers.  Covenanting Seller agrees that during the Restricted Period, he will not, and will ensure that his Affiliates do not, directly or indirectly:

(i)	interfere with, or seek to interfere with, the relationship between Purchaser and any customer of the Business;

(ii)	interfere with, or seek to interfere with, the relationship between Purchaser and any supplier of the Business;

(iii)	induce or attempt to induce any of the customers of the Business to limit, reduce, or discontinue purchasing from Purchaser any products or services within the meaning of Business; or

(iv)
solicit or attempt to solicit business from any customer or client of the Business, for the benefit or on behalf of any person, firm or corporation operating a business which competes with the Business in the Restricted Territory, or attempt to direct any such customer or client away from Purchaser, or to discontinue or alter any one or more of their relationships with Purchaser.

2.3           Permitted Shareholdings.  The foregoing shall not prevent Covenanting Seller or his Affiliates from purchasing as a passive investor up to five percent (5%) of the outstanding publicly traded shares or other securities of any class of any issuer listed on a recognized stock exchange in Canada or the United States of America.

2.4           Employees.  Covenanting Seller shall not, and he shall ensure that his Affiliates do not, during the Restricted Period, without the prior written consent of Purchaser, induce any employee employed in the Business at the date of this Agreement to leave such employ or offer to employ or employ such employee.

2.5           Severability.  Each provision of this Agreement shall constitute a separate and distinct covenant and shall be severable from all other such separate and distinct covenants contained in this Agreement.  Any provision or sub-paragraph of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

2.6           Remedies.  Covenanting Seller acknowledges that a breach by him of the covenants contained in this Agreement would result in damages to Purchaser and that Purchaser may not be adequately compensated for such damages by monetary award alone.  Accordingly, Covenanting Seller agrees that in the event of a breach by him of the covenants contained in this Agreement, Purchaser will be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction to specifically enforce the performance by Covenanting Seller of such covenants during the Restricted Period, provided that such remedy will not be deemed to be exclusive of any other remedies available to Purchaser, by judicial proceedings or otherwise, to enforce the performance of such covenants, and Covenanting Seller by this Agreement waives any requirement that Purchaser post bond or any similar security in connection with any such proceedings.

2.7           Damages.  Covenanting Seller acknowledges and agrees that any allocation of any portion the Purchase Price (as defined and contemplated in the Asset Purchase Agreement) for tax or accounting purposes, whether pursuant to Section 1.8 of the Asset Purchase Agreement or otherwise, is not indicative in any way of the damages Purchaser would suffer as a result of any breach of this Agreement by Covenanting Seller, and hereby covenants and agrees not to take any position to the contrary in any arbitration, legal proceeding or other proceeding or forum.

2.8           Reasonableness of Restrictions.  Covenanting Seller agrees that the geographical, time, and subject matter limitations of the covenants contained in this Agreement are required for the adequate protection of Purchaser and are reasonable in light of Purchaser’s acquisition of Vendor’s business and Purchaser’s legitimate interest in its relationship with customers and suppliers of such business.  The Parties further agree that all restrictions in this Agreement are necessary and fundamental to the protection of the respective businesses of the Parties and are reasonable and valid.  All defences to the strict enforcement of this Agreement against Covenanting Seller or any of his Affiliates are hereby waived.

ARTICLE 3
GENERAL

3.1           Notices.

(1)           Mode of Giving Notice.  Any notice, direction, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent by fax, electronic mail or other similar means of electronic communication, in each case to the applicable address set out below:

(i)	if to Covenanting Seller, to:

359 Hendrie Avenue
Burlington, ON L7T-1C6
Attention: Ralph Thompson
Facsimile: none
Telephone: 905-746-2766
E-mail:  ralpht33@hotmail.com

with a copy to:

 O’Connor MacLeod Hanna LLP
700 Kerr Street
Oakville, ON  L6K 3W5
Attention:  Tanya A. Leedale, Esq.
Telecopy:   905-842-2460
Telephone: 905-842-8030
E-mail: Leedale@omh.ca

(ii)	if to Purchaser, to:

Span Medical Products Canada Inc.
c/o Span-America Medical Systems, Inc.
70 Commerce Center
Greenville, SC 29615
P.O. Box 5231
Greenville, SC 29606
Attention: James D. Ferguson, President
Facsimile:  864-288-8692
Telephone:  864-678-6912
E-mail:  jferguson@spanamerica.com

with copies to:

Wyche, P.A.	Blake Cassels & Graydon, LLP
44 East Camperdown Way	199 Bay Street
Greenville, SC 29601	Suite 4000, Commerce Court West
Attention: Eric K. Graben, Esq.	Toronto, ON M5L 1A9
Facsimile: 864-235-8900	Attention: Douglas Robertson, Esq.
Telephone: 864-242-8200	Facsimile: 416-863-2653
E-,mail: egraben@wyche.com	Telephone: 416-863-4019
E-mail: doug.robertson@blakes.com

(2)           Deemed Delivery of Notice. Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing, e-mailing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day.  Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day.  Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services.  Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.

(3)           Change of Address. Any Party may from time to time change its address under this Section 3.1 by notice to the other Party given in the manner provided by this Section 3.1.

3.2           Further Assurances.  Each Party shall from time to time promptly execute and deliver or cause to be executed and delivered all such further documents and instruments and shall do or cause to be done all such further acts and things in connection with this Agreement that the other Party may require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement or any provision hereof.

3.3           Amendment.  No amendment of this Agreement shall be effective unless made in writing and signed by the Parties.

3.4           Waiver.  A waiver of any default, breach or non-compliance under this Agreement shall not be effective unless in writing and signed by the Party to be bound by the waiver.  No waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by any other Party.  The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

3.5           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

3.6           Successors and Assigns.  This Agreement shall enure to the benefit of, and be binding on, the Parties and their respective successors and permitted assigns.  Neither Party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other Party.

3.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  To evidence its execution of an original counterpart of this Agreement, a Party may send a copy of its original signature on the execution page hereof to the other Party by facsimile transmission or in PDF format by electronic mail and such transmission shall constitute delivery of an executed copy of this Agreement to the receiving Party.  A copy of this Agreement bearing the photostatic, facsimile, PDF or other copy of the signature of a Party shall be as valid for all purposes as a copy of this Agreement with that Party’s original signature.

3.8           Language.  The Parties have required that this Agreement and all deeds, documents and notices relating to this Agreement be drawn up in the English language.  Les parties aux présentes ont exigé que le présent contrat et tous autres contrats, documents ou avis afférents aux présentes soient rédigés en langue anglaise.

Signatures on following page.

[Signature Page to Non-Competition Agreement of Ralph Thompson]

IN WITNESS WHEREOF, the parties have duly executed this Non-Competition Agreement as of the date first above written.

SPAN MEDICAL PRODUCTS CANADA INC.

By:
Name: James D. Ferguson
Title: President & Chief Executive Officer

RALPH THOMPSON